EXHIBIT A

SCHEDULE 13D JOINT FILING AGREEMENT

In accordance with the requirements of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, and subject to the limitations set forth therein, the parties set forth below agree to jointly file the Schedule 13D to which this joint filing agreement is attached, and have duly executed this joint filing agreement as of the date set forth below.

Executed this 10th day of April, 2006.

WILLIAM BLAIR CAPITAL PARTNERS VII QP, L.P.

By: William Blair Capital Management VII, L.P.
Its: General Partner

By: William Blair Capital Management VII, L.L.C.
Its: General Partner

By:	/s/ David Chandler
David Chandler, Managing Director

WILLIAM BLAIR CAPITAL MANAGEMENT VII, L.P.

By: William Blair Capital Management VII, L.L.C.
Its: General Partner

By:	/s/ David Chandler
David Chandler, Managing Director

WILLIAM BLAIR CAPITAL MANAGEMENT VII, L.L.C.

By:	/s/ David Chandler
David Chandler, Managing Director

WILLIAM BLAIR CAPITAL PARTNERS VII, L.P.

By: William Blair Capital Management VII, L.P.
Its: General Partner

By: William Blair Capital Management VII, L.L.C.
Its: General Partner

By:	/s/ David Chandler
David Chandler, Managing Director